Exhibit 10.03(t)

SPECIFIC TERMS IN THIS LETTER AGREEMENT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND ARE OF A TYPE THAT EQT CORPORATION TREATS AS CONFIDENTIAL. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT AT THE APPROPRIATE PLACE WITH THREE ASTERISKS [***].
January 27, 2023
EQT Production Company
625 Liberty Avenue, Suite 1700
Pittsburgh, PA 15222-3111
RE:    Letter Agreement - Franklin Denny Gas – McKee and Soles Fuel Gas
Reference is made to that certain Gas Gathering and Compression Agreement dated as of February 26, 2020 by and among EQT Corporation, EQT Production Company, Rice Drilling B LLC, and EQT Energy, LLC (collectively, “Producer”), and EQM Gathering Opco, LLC (“Gatherer”) (as amended, the “Gathering Agreement”). All capitalized terms used but not otherwise defined in this letter agreement (“Letter Agreement”) shall have the meanings (if any) ascribed to them in the Gathering Agreement.
WHEREAS, Gatherer currently receives Dedicated Gas into the Gathering System produced from Producer’s Well Pads known as the Franklin Denny Well 1H and Franklin Denny Well 3H (“Franklin Denny Well Pads”) and Producer has requested that Gatherer temporarily release from the Dedication the Dedicated Gas produced from the Franklin Denny Well Pads (“Franklin Denny Gas”) so that Producer may flow Franklin Denny Gas to Williams Ohio Valley Midstream LLC (“Williams”) at a flow rate not to exceed [***] Mcfd (“Maximum Flow Rate”) during the period commencing upon the date hereof (“Effective Date”) and ending upon October 31, 2023 (“Temporary Release Period”);
WHEREAS, Producer has requested that Gatherer deliver Dedicated Gas to (a) a new Delivery Point (the “McKee Delivery Point”) solely for the purpose of supporting Producer’s operations related to its [***] project at or near the Producer’s Well Pad known as the McKee Well Pad (such Dedicated Gas being the “McKee Dedicated Gas”), and (b) a new Delivery Point (the “Soles Delivery Point”) solely for the purpose of providing Gas as fuel for Producer’s Soles water booster pump at a connection point to be established on Gatherer’s Daybreak System AMI facilities line NIDBS001 at or near the Producer’s Well Pad known as the Soles Well Pad (such Dedicated Gas being the “Soles Dedicated Gas”); and

WHEREAS, Gatherer is willing to waive its rights to the Franklin Denny Gas under the Gathering Agreement during the Temporary Release Period and provide McKee Dedicated Gas to the McKee Delivery Point and Soles Dedicated Gas to the Soles Delivery Point, subject to and in accordance with the terms and conditions set forth herein.
NOW, THEREFORE, Gatherer and Producer (collectively, “Parties” and each a “Party”), by execution of this Letter Agreement and in consideration of the mutual covenants contained herein, do hereby agree as follows:
1.Franklin Denny Gas; McKee Dedicated Gas and Soles Dedicated Gas.
(a)Franklin Denny Gas. Subject to the terms and conditions of this Letter Agreement, Gatherer hereby (i) temporarily releases the Franklin Denny Gas from the Dedication during the Temporary Release Period and waives its rights and forbears any requirement under the Gathering Agreement that the Producer deliver Franklin Denny Gas to Gatherer for acceptance into the Gathering System during the Temporary Release Period and (ii) consents to the delivery of Franklin Denny Gas to Williams during the Temporary Release Period at a rate not to exceed the Maximum Flow Rate. Producer agrees to provide daily wellhead measurement data to Gatherer on a monthly basis for the purpose of confirming that volumes of Franklin Denny Gas flowing to Williams during the Temporary Release Period comply with the terms hereof, including the Maximum Flow Rate. The term of the foregoing waiver and release shall automatically terminate upon the expiration of the Temporary Release Period.
(b)McKee Dedicated Gas. Subject to the terms and conditions of this Letter Agreement, Gatherer agrees to deliver McKee Dedicated Gas to Producer at the McKee Delivery Point, solely for the purpose of supporting Producer’s [***] project, and at Producer’s sole cost and expense, for a term commencing upon the Effective Date and extending thereafter for a period of one year (“McKee Dedicated Gas Term”). The McKee Dedicated Gas Term shall automatically renew on a month-to-month basis thereafter (“McKee Renewal Term”) unless either Party gives written notice to the other of its intention not to renew the McKee Dedicated Gas Term or a McKee Renewal Term at least thirty (30) Days prior to the expiration thereof. Producer agrees to provide daily measurement data for the McKee Delivery Point to Gatherer on a monthly basis. Producer shall not pay any incremental fees other than those applicable pursuant to the Gathering Agreement.

(c)Soles Dedicated Gas. Subject to the terms and conditions of this Letter Agreement, Gatherer agrees to deliver Soles Dedicated Gas to Producer at the Soles Delivery Point, solely for the purpose of providing Gas as fuel for Producer’s Soles water booster pump for a term commencing on or about April 1, 2024 (or sooner if mutually agreed upon by the Parties) and extending thereafter for a period of one year (“Soles Dedicated Gas Term”). The Soles Dedicated Gas Term shall automatically renew on a month-to-month basis thereafter (“Soles Renewal Term”) unless either Party gives written notice to the other of its intention not to renew the Soles Dedicated Gas Term or a Soles Renewal Term at least thirty (30) Days prior to the expiration thereof. Producer shall be responsible for the actual cost of the 2” hot tap, valve, 2” pipeline lateral and appurtenant facilities to be installed by Gatherer (“Soles Connection Work”) within the NIBES001 right of way which cost is estimated to be approximately $[***]. Producer agrees to pay the actual costs attributable to the Soles Connection Work promptly following completion thereof by Gatherer. Upon termination of the Soles Dedicated Gas Term, Gatherer will decommission the Soles Connection Work facilities (“Soles Decommission Work”), the cost of which is estimated to be approximately $[***]. Producer agrees to pay the actual costs attributable to the Soles Decommission Work promptly following completion thereof. Producer agrees to provide Gatherer access to the Soles Delivery Point tap location in order for Gatherer to perform the Soles Decommission Work, provided, however, that Section 3.11(b) and (c) of the Gathering Agreement shall apply mutatis mutandis to any and all access of Gatherer to Producer’s facilities hereunder. Producer agrees to provide daily measurement data for the Soles Delivery Point to Gatherer on a monthly basis. Producer shall not pay any incremental fees other than those applicable pursuant to the Gathering Agreement.
2.Incremental Compression Fee Credit. In consideration for the Agreements of the Parties set forth in Section 1 hereof, the Parties hereby acknowledge and agree that the unamortized incremental compression fee credit amount equal to $[***] as of December 31, 2022 (initially in the amount of $[***], subject to Section 5.1(d)(ii) of the Gathering Agreement) shall be eliminated, effective as of January 1, 2023. From and after January 1, 2023, the Incremental Compression Fee determined under Section 5.1(d)(ii) of the Gathering Agreement shall be calculated without application of such incremental compression fee credit.
3.Miscellaneous. The terms and provisions of this Letter Agreement shall be binding on, and shall inure to the benefit of, the Parties and their respective successors and permitted assigns. This Letter Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. Any signature hereto delivered by a Party by facsimile or other electronic transmission (including scanned documents delivered by email) shall be deemed an original signature hereto, and execution and delivery by such means shall be binding upon the Parties.

4.    Effect of Letter Agreement. The Parties acknowledge and agree that this Letter Agreement constitutes a written instrument executed by the Parties and fulfills the requirements of an amendment contemplated by Section 18.7 of the Gathering Agreement. The Parties hereby ratify and confirm the Gathering Agreement, as amended hereby. Except as expressly provided herein, the provisions of the Gathering Agreement shall remain in full force and effect in accordance with their respective terms following the execution of this Letter Agreement. In the event of any conflict or inconsistencies between this Letter Agreement and the Gathering Agreement, the terms and conditions of this Letter Agreement shall prevail.
5.    Governing Law. This Letter Agreement shall be governed by, construed, and enforced in accordance with the laws of the Commonwealth of Pennsylvania without regard to choice of law principles. The Parties agree that the appropriate, exclusive and convenient forum for any disputes among any of the Parties arising out of this Letter Agreement or the transactions contemplated hereby shall be in any state or federal court in the City of Pittsburgh and County of Allegheny, Pennsylvania, and each of the Parties irrevocably submits to the jurisdiction of such courts solely in respect of any proceeding arising out of or related to this Letter Agreement. The Parties further agree that the Parties shall not bring suit with respect to any disputes arising out of this Letter Agreement or the transactions contemplated hereby in any court or jurisdiction other than the above specified courts. EACH PARTY HEREBY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Letter Agreement as of the date first written above.

GATHERER:

EQM GATHERING OPCO, LLC,
a Delaware limited liability company

By:    /s/ John M. Quinn .
Name: John M. Quinn
Title:    VP Business Development & Commercial Services

PRODUCER:

EQT CORPORATION,
a Pennsylvania corporation

By:     /s/ David Khani .
Name:     David Khani
Title:     CFO

EQT PRODUCTION COMPANY,
a Pennsylvania corporation

By:     /s/ J.E.B. Bolen .
Name:     J.E.B. Bolen
Title:     Vice President Operations Planning

RICE DRILLING B LLC,
a Delaware limited liability company

By:     /s/ J.E.B. Bolen .
Name:     J.E.B. Bolen
Title:     Vice President Operations Planning

EQT ENERGY, LLC,
a Delaware limited liability company

By:     /s/ Keith Shoemaker
Name:     Keith Shoemaker
Title:     SVP Commercial
[Signature and Page to Letter Agreement re: Franklin Denny Gas]